Exhibit 3.1

AMENDMENTS

TO

BY-LAWS

OF

KIT DIGITAL, INC.

The By-Laws of KiT digital, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "corporation"), as in effect on the date hereof (the "By-Laws"), are hereby amended pursuant to Article SEVENTH of the certificate of incorporation of the corporation and Article VIII of the By-Laws as follows:

1.          The title and text of Section 4 of Article II of the By-Laws shall be deleted in their entirety and the following inserted in lieu thereof:

"4.          STOCKHOLDER RECORD DATE.

MEETINGS OF STOCKHOLDERS; PAYMENT OF DIVIDENDS OR OTHER DISTRIBUTIONS; OTHER LAWFUL ACTIONS (OTHER THAN STOCKHOLDER ACTION BY WRITTEN CONSENT).        In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than to express consent to corporate action in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting; and (2) in the case of any other action (other than to express consent to corporate action in writing without a meeting), shall not be more than sixty (60) days prior to such other action. If no record date is fixed as aforesaid: (1) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any such other purpose (other than to express consent to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this paragraph at the adjourned meeting.

STOCKHOLDER ACTION BY WRITTEN CONSENT. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or otherwise fixed pursuant to this paragraph. Any person seeking to have the stockholders of the corporation authorize, take or express, consent to corporate action in writing without a meeting shall, by written notice delivered to the Secretary of the corporation at the principal executive offices of the corporation, request that the Board of Directors fix a record date for such purpose. The Board of Directors may fix a record date for such purpose, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors fails within ten (10) days after the delivery of the aforesaid written notice to the Secretary of the corporation to fix a record date for such purpose, the record date for determining stockholders entitled to express consent to such corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action."

2.          The title and text of Section 5 of Article II of the By-Laws shall be deleted in their entirety and the following inserted in lieu thereof:

"5.          MEETINGS.

DATE, TIME, PLACE (IF ANY) AND CALL OF MEETINGS. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any proper business may be transacted at the annual meeting. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors or by the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation of the corporation or these By-Laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation.

ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 4 of these By-Laws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

STOCKHOLDER LIST. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 or to vote in person or by proxy at any meeting of stockholders.

QUORUM. Except as otherwise provided by law, the certificate of incorporation of the corporation or these By-Laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in this Section 5 until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

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VOTING; PROXIES. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation of the corporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

CONDUCT OF MEETINGS. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such presiding person should so determine, such presiding person shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall be disregarded and shall not be considered, conducted or transacted. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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INSPECTORS OF ELECTION. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election."

3.          The following new "Section 7. Notice of Stockholder Nominations and Business" is hereby added immediately following the text of "Section 6. Stockholder Action without Meeting" of Article II of the By-Laws:

"7.          Notice of Stockholder Nominations AND BUSINESS.

(a)          Annual Meetings of Stockholders. Nominations of one or more individuals to the Board of Directors (each, a "Nomination," and more than one, "Nominations") and the proposal of business other than Nominations ("Business") to be considered by the stockholders of the corporation may be made at an annual meeting of stockholders only (1) pursuant to the corporation's notice of meeting or any supplement thereto (provided, however, that reference in the corporation's notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations), (2) by or at the direction of the Board of Directors or (3) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting, and who complies with the procedures set forth in this Section 7.

(b)         Special Meetings of Stockholders. Only such Business shall be brought before and conducted at a special meeting of stockholders of the corporation as shall have been brought before the meeting pursuant to the corporation's notice of meeting; provided, however, that reference in the corporation's notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders of the corporation at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 7 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election, and who complies with the procedures set forth in this Section 7. In the event the corporation calls a special meeting of stockholders of the corporation for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by Section 7(c)(1) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation in accordance with Section 7(c)(1)(E).

(c)         Stockholder Nominations and Business. For Nominations and Business to be properly brought before an annual meeting of stockholders of the corporation by a stockholder pursuant to Section 7(a)(3), such stockholder must have given timely notice thereof in writing to the Secretary of the corporation in compliance with this Section 7, and any such proposed Business must constitute a proper matter for stockholder action in accordance with the corporation's certificate of incorporation, these By-Laws and applicable law. For Nominations to be properly brought before a special meeting of stockholders of the corporation by a stockholder pursuant to Section 7(b)(2), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation in compliance with this Section 7.

(1)         Stockholder Nominations.

(A)         Only individual(s) subject to a Nomination made in compliance with the procedures set forth in this Section 7 shall be eligible for election at an annual or special meeting of stockholders of the corporation, and any individual(s) subject to a Nomination not made in compliance with this Section 7 shall not be considered nor acted upon at such meeting of stockholders.

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(B)         For Nominations to be properly brought before an annual or special meeting of stockholders of the corporation by a stockholder pursuant to Section 7(a)(3) or Section 7(b)(2), respectively, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation at the principal executive offices of the corporation pursuant to this Section 7. To be timely, the stockholder's notice must be delivered to the Secretary of the corporation as provided in Section 7(c)(1)(C) or Section 7(c)(1)(D), as applicable, in the case of an annual meeting of stockholders of the corporation, and Section 7(c)(1)(E), in the case of a special meeting of stockholders of the corporation, respectively.

(C)         In the case of an annual meeting of stockholders of the corporation, to be timely, any Nomination made pursuant to Section 7(a)(3) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the corporation commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(D)         Notwithstanding Section 7(c)(1)(C), in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders of the corporation is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the date of the preceding year's annual meeting, the stockholder's notice required by this Section 7 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement of additional directorships is first made by the corporation.

(E)         In the case of a special meeting of stockholders of the corporation, to be timely, any Nomination made pursuant to Section 7(b)(2) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the corporation commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(F)         A stockholder's notice of Nomination(s) pursuant to Section 7(a)(3) or Section 7(b)(2) shall set forth: (i) as to any Nomination to be made by such stockholder, (a) all information relating to the individual subject to such Nomination that is required to be disclosed in opposition proxy statements for election of directors filed and disseminated by dissident or insurgent stockholders, at their own expense, in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without regard to the application of the Exchange Act to either the Nomination or the corporation and (b) such individual's written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made (a) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the corporation which are beneficially owned, within the meaning of Rule 13d-1 (or any successor thereto) promulgated under the Exchange Act, and/or owned of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the individual subject to the Nomination and/or (2) otherwise to solicit proxies from stockholders of the corporation in support of such Nomination, (e) any significant equity interest of such stockholder and/or such beneficial owner in a principal competitor of the corporation and (f) any direct or indirect interest of such stockholder and/or such beneficial owner in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation.

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(G)         To be eligible to be a nominee for initial election as a director of the corporation at any annual or special meeting of stockholders of the corporation, an individual must deliver (in accordance with the time periods prescribed for delivery of notice in compliance with this Section 7) to the Secretary of the corporation at the principal executive offices of the corporation, a written questionnaire with respect to the background and qualification of such individual and the background of any other person on whose behalf the Nomination is being made (which questionnaire shall be provided by the Secretary of the corporation upon written request) and a written representation and agreement (in the form provided by the Secretary of the corporation upon written request) that such individual:

(i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such individual, if elected as a director of the corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such individual's ability to comply, if elected as a director of the corporation, with such individual's fiduciary duties under applicable law:

(ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement, indemnification or advancements in connection with any service, action or omission in his or her capacity as a director of the corporation that has not been disclosed to the corporation;

(iii) is not and will not become a party to any Derivative Securities Agreement (as defined below) that has not been disclosed to the corporation; and

(iv) in his or her individual capacity and for and on behalf of any person on whose behalf the Nomination is being made, will be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, business conduct, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

In addition, the corporation may require any individual subject to Nomination to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such individual to serve as a director of the corporation.

(2)         Stockholder Business.

(A)         Only such Business shall be considered or conducted at an annual or special meeting of stockholders of the corporation as shall have been brought before such meeting in compliance with the procedures set forth in this Section 7, and any Business not brought before such meeting in compliance with the procedures set forth in accordance with this Section 7 shall not be considered nor acted upon at such meeting of stockholders; provided, however, that if the Business is otherwise a proper subject of a stockholder proposal under Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act ("Rule 14a-8"), the notice requirements of this Section 7(c)(2) with respect to such Business shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her, or its intention to present such Business at an annual meeting of stockholders of the corporation in accordance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

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(B)         In the case of an annual meeting of stockholders of the corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 7(a)(3) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the corporation commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(C) A stockholder's notice of a proposal of Business pursuant to Section 7(a)(3) shall set forth: (i) as to the Business proposed by such stockholder, a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such Business is made (a) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the corporation which are owned beneficially and/or of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Business (d) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposed Business and/or (2) otherwise to solicit proxies from stockholders of the corporation in support of such Business, (e) any significant equity interest of such stockholder and/or such beneficial owner in a principal competitor of the corporation and (f) any direct or indirect interest of such stockholder and/or such beneficial owner in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation.

(d)          General.

(1)         Except as otherwise provided by law, the person presiding over any meeting of stockholders of the corporation shall have the power and duty (A) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 7 and (B) if any proposed Nomination or Business was not made or proposed in compliance with this Section 7, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered, conducted or transacted. Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered, conducted or transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(2)         For purposes of this Section 7, "public announcement" shall mean the first public disclosure by the corporation in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, or disclosed by the corporation in a document publicly filed by the corporation with the Securities and Exchange Commission.

(3)         For purposes of this Section 7, "Derivative Securities Arrangement" means any direct or indirect:

(A)         transaction or series of transactions, instrument, contract, agreement, arrangement, understanding or relationship with respect to any right, option, warrant, convertible or exchangeable security, swap agreement, stock appreciation right or right similar to any of the foregoing, whether or not presently exercisable, with an exercise, conversion or exchange privilege, or settlement payment or mechanism, related to any security of the corporation, or similar instrument, including, without limitation, transactions, instruments, contracts, agreements, arrangements, understandings or relationships of the type contemplated Rule 16a-1(b) or (c)(6) of the General Rules and Regulations under the Exchange Act, which gives such person (or any of such person's affiliates or associates) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined in whole or in part by reference to the price or value of any security of the corporation;

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(B)         transaction or series of transactions, agreement, arrangement, understanding, proxy or relationship that included or includes an opportunity for such person (or such person's affiliates or associates), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, to receive or share in the receipt of dividends payable on any security of the corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person (or such person's affiliates or associates) was, is or will be entitled to vote, in each case under (A) and this (B) of this Section 5, including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement; and

(C)         transaction or series of transactions, plan, agreement, arrangement, understanding or relationship with respect to the borrowing or lending of securities of the corporation or any interest therein, in each case under (A), (B) and (C) above, without regard to whether (i) such derivative conveys any voting rights in any securities of the corporation to such person (or any of such person's affiliates or associates), (ii) the derivative is required to be, or is capable of being, settled through delivery of any securities of the corporation or (iii) such person (or any of such person's affiliates or associates) may have entered into other transactions that hedge the economic effect of such derivative.

(4)         For purposes of this Section 7, (A) an "affiliate" of, or person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (B) an "associate", when used to indicate a relationship with any person, means (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its subsidiaries.

(5)         Nothing in this Section 7 shall be deemed to affect (A) the rights or obligations, if any, of stockholders of the corporation to request inclusion of Business proposals in the corporation's proxy statement pursuant to Rule 14a-8 (to the extent that the corporation or such proposals are subject to Rule 14a-8) or (B) the rights, if any, of the holders of any series of preferred stock of the corporation, if any, to elect directors pursuant to any applicable provisions of the corporation's certificate of incorporation."

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